                     THE ALLIANCE FUND, INC.

                      ARTICLES OF AMENDMENT

                     (Changing its Name to
               Alliance Mid-Cap Growth Fund, Inc.)


         The Alliance Fund, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland
(hereinafter called the "Corporation"), certifies to the State
Department of Assessments and Taxation of Maryland that:

         FIRST: The charter of the Corporation is hereby amended by striking out Article FIRST of the Articles of Incorporation and inserting in lieu thereof the following:

         "FIRST: The name of the corporation, which is hereinafter referred to as the "Corporation" is Alliance
         Mid-Cap Growth Fund, Inc."

         SECOND: The amendment to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The charter amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

         THIRD: This amendment to the charter of the Corporation will be effective on February 1, 2002, as permitted by Section 2-
610.1 of the Maryland General Corporation Law.

         IN WITNESS WHEREOF, The Alliance Fund, Inc., has caused these Articles of Amendment to be executed in its name and on its behalf by John D. Carifa, President of the Corporation, and witnessed by Edmund P. Bergan, Jr., the Secretary of the Corporation, this 4th day of January 2002. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

                             THE ALLIANCE FUND, INC.



                             By:___________________________
                                John D. Carifa
                                President


WITNESS:

_____________________
Edmund P. Bergan, Jr.
Secretary




































                                2
00250430.AY0